                           FUND ACCOUNTING AGREEMENT


     AGREEMENT made this 1st day of October 1993, between M.S.D. & T. FUNDS, INC. (the "Company"), a Maryland corporation having its principal place of business at Two Hopkins Plaza, Baltimore, Maryland 21201, and THE WINSBURY SERVICE CORPORATION ("Winsbury"), a corporation organized under the laws of the State of Ohio and having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio 43229.

     WHEREAS, the Company desires that Winsbury perform certain fund accounting services for each investment portfolio of the Company identified on Schedule A hereto, as such Schedule may, from time to time, be supplemented or amended (individually referred to herein as a "Fund" and collectively as the "Funds"); and

     WHEREAS, Winsbury is willing to perform such services on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.  SERVICES AS FUND ACCOUNTANT.  Winsbury will keep, maintain and preserve
         ---------------------------
the books and records of each Fund in accordance with Rules 31a-1 and 31a-2 under the Investment Company Act of 1940 (the "Rules") and will perform the following functions on an ongoing basis in accordance with applicable laws and resolutions adopted from time to time by the Company's Board of Directors:

         a. Journalize the Company's investment, capital share and income and expense activities to individual Funds;

         b. Process investment buy/sell trade tickets when received from the investment adviser for the Funds under the Investment Advisory Agreement (the "Advisor"); Categorize securities by SEC prescribed industry classifications as instructed by the Advisor;

         c.   Maintain individual ledgers for investment securities;

         d.   Maintain historical tax lots for each security;

         e. Reconcile cash of the Company with the Custodian, and provide the Advisor with the beginning cash balance available for investment purposes;

         f. Update the cash availability throughout the day as required by the Advisor;

         g.   Post to and produce information for the Fund Accounting
              System's Statement of Assets and Liabilities and the Statement of Operations for each Fund;

         h. Calculate various contractual expenses (e.g., advisory and custody fees);

         i. Post expense disbursements upon proper written instructions from the Company's administrator under the Administration Agreement (the "Administrator");

         j. Provide reports to identify the nature of capital gains and losses incurred as a result of security sales;

         k.   Determine each Fund's net income;

         l. Obtain security market quotes from independent pricing services, or if such quotes are unavailable, then obtain such prices from the Advisor, and in either case calculate the market value of the Company's investments and identify changes from previous quotes;

         m.   Transmit a copy of the daily portfolio valuation to the Advisor;

         n. Compute the net asset value of each Fund daily, using best efforts to do so prior to NASDAQ deadline;

         o. Compute each Fund's income and capital gains dividends payables, dividend factors, 7-day, 7-day effective and 30-day yields, expense ratios (on a monthly basis), portfolio turnover rate, and portfolio average dollar-weighted maturity;

         p. Review daily the calculation of the net asset value and dividend factors of each portfolio prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations and distribute net asset values and yields to NASDAQ;

         q. Provide reports identifying settlement status of trades, including open and/or failed trades upon receipt of such information from the Company's Custodian;

         r. Determine monthly outstanding receivables and payables for security trades;

         s. Determine monthly outstanding receivables and payables for Fund share transactions;

         t. Report to the Company the daily market pricing of securities in money market portfolios, with the comparison to the amortized cost basis;

         u. Determine unrealized appreciation on securities held in variable net asset value Funds;

         v. Process accruals to account for income receivable for securities held in Funds;

         w. Amortize premiums and accrete discounts on securities purchased at a price other than 100, if applicable;

         x. Update system to reflect rate changes on variable interest rate instruments;

         y.   Record income collected as reported by the Custodian;

         z. Post Fund income and expense transactions to appropriate categories;

         aa. Accrue for expenses of each Fund per the instructions of the Company management;

         ab.  Provide daily listing of balances in general ledger categories;

         ac. Determine monthly the outstanding receivables and payables for all income and expense accounts;

         ad. Provide daily reports to the parties identified by the Company summarizing Fund and general ledger activity;

         ae. Provide monthly summaries of the daily activity reports listed on Schedule C, as directed by the Company;

         af. Provide accounting reports in connection with the Company's regular annual audit and other audits and examinations by regulatory agencies;

         ag. Provide special reports upon request of the Company, which may result in an additional charge;

        ((AH) THROUGH (AR) APPLY TO FOREIGN SECURITIES)

         ah. Process all security trades in respective foreign currencies and convert into U.S. dollars;

         ai. Provide reports identifying the status of unsettled trades due to widely varying standards in each country upon receipt of such information from the Company's Custodian;

         aj. Account for all gains and losses on securities on a daily basis in accordance with Statement of Financial Accounting Standards #52 - Foreign Currency Translation;

         ak. Balance, on a daily basis, foreign currency positions in the various countries in which the Fund does business;

         al. Price each security every day in respective foreign currency and then translate values into U.S. dollars;

         am. Convert all foreign currency holdings into U.S. dollars on a daily basis;

         an. Accrue income, on a daily basis, on bonds in their respective foreign currencies and translate total income accrued into U.S. dollars for each bond held;

         ao. Record security dividend income net of taxes withheld at the source;

         ap. Provide daily reports in both local currencies and in U.S. dollars where available;

         aq.  Maintain records as required by federal tax regulations;

         ar. Provide reports in accordance with appropriate accounting standards (primarily Statement of Financial Accounting Standards #52 - Foreign Currency Translation); and

         as. Perform other similar services as may reasonably be requested by the Company.

     In addition to the accounting services described above, Winsbury will:

         a. Provide a download (and hard copy thereof) of the Financial Statement Package, upon request of the Company or the Administrator. For such download there will be an additional charge. The download will include the following items:

                 (i)     Schedule of Investments
                (ii)     Statement of Assets and Liabilities
               (iii)     Statement of Operations
                (iv)     Statement of Changes in Net Assets
                 (v)     Condensed Financial Information

         b.   Provide monthly broker security transaction reports;

         c.   Provide monthly security transaction reports;

         d.   Provide accounting information for the following:

                 (i) federal and state income tax returns and federal excise tax returns;
                (ii) the Company's Semi-Annual Reports with the Securities and Exchange Commission on Form N-SAR;
               (iii) the Company's annual, semi-annual, and quarterly shareholder reports;
                (iv) registration statements on Form N-1A and other filings relating to the registration of shares;
                 (v) the Company's Administrator's monitoring of the Company's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;
                (vi)     annual audit by the  Company's auditors; and

               (vii)     examinations performed by the SEC.

         e.   Keep the following records:

                 (i) all books and records with respect to the Company's books of account; and

                (ii)     records of the Company's securities transactions.

     Winsbury is not responsible for calculating or monitoring expense accruals for the Funds. In addition, in the event that the Company has Funds which have two or more classes of shares each having different net asset values or paying different daily dividends, Winsbury will not be responsible for creating the accounting methodology for the multiple classes of shares, but will, in accordance with section 8 hereto, follow such methodology in performing the services under this Agreement.

     In compliance with the requirements of Rule 31a-3 under the Investment Company Act of 1940, Winsbury hereto agrees that all books and records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. Such books and records shall be prepared, maintained and preserved as required by the Rules, the Investment Company Act of 1940 generally and other applicable securities laws and rules and regulations. The Company, or the Company's authorized representatives, shall have access to such books and records at all times during Winsbury's normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by Winsbury to the Company or the Company's authorized representative at the Company's expense.


     2.   SUBCONTRACTING.  Winsbury may, at its expense, upon forty-five (45)
          --------------
days written notice to the Company, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Winsbury shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Winsbury shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

     3.   COMPENSATION.  For its accounting services and assumption of related
          ------------
expenses, Winsbury shall be entitled to receive a fee, computed daily and payable monthly, in accordance with, and in the manner set forth in Schedule B, as amended from time to time. The fee allocable to and payable by each Fund shall be the several (and not joint or joint and several) obligation of such Fund.

     4.   REIMBURSEMENT OF EXPENSES. In addition to paying Winsbury the fees
          -------------------------
described in Section 3 hereof, the Company agrees to reimburse Winsbury for the following out-of-pocket expenses:

          a.   Costs of pricing the portfolio securities of each Fund; and

          b. Any expenses Winsbury shall incur at the written direction of an officer of the Company thereunto duly authorized.

     5.   EFFECTIVE DATE.  This Agreement shall become effective with respect
          --------------
to a Fund as of the date first above written (the "Effective Date").

     6.   PROPRIETARY AND CONFIDENTIAL INFORMATION.  Administrator agrees on
          ----------------------------------------
behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

     7.   TERM.  Unless sooner terminated, this Agreement shall continue with
          ----
respect to each Fund until July 20, 1994 and thereafter shall continue automatically for successive 12-month periods, provided such continuance with respect to each Fund is specifically approved at least annually by the Company's Board of Directors or vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund, provided that in either event its continuance also is approved by a majority of the Company's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time with respect to any Fund or all Funds without penalty, on 60 days' notice, by Winsbury or by the Company's Board of Directors or by vote of the lesser of (a) 67% of the shares of such Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of such Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

     8.   STANDARD OF CARE; LIMITATION OF LIABILITY.  Winsbury shall exercise
          -----------------------------------------
due care and diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Company for any action taken or omitted by Winsbury in the absence of bad faith, willful misconduct, negligence or reckless disregard of its duties. Each Fund agrees to indemnify and hold harmless Winsbury, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to Winsbury's actions taken or nonactions with respect to the performance of services under this Agreement with respect to such Fund or based, if applicable, upon reasonable reliance on information, records, instructions or requests with respect to such Fund given or made to Winsbury by a duly authorized representative of the Company; provided that this indemnification shall not apply to actions or omissions of Winsbury in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, Winsbury shall give the Company written notice of and reasonable opportunity to defend against said claim in its own name or in the name of Winsbury. Winsbury assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

     9.   REPORTS.  Winsbury will furnish to the Company and to its properly
          -------
authorized auditors, investment advisers, examiners, administrators, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Company in writing, such reports from Schedule C as are requested from Winsbury by the Company at such times as are prescribed pursuant to the terms and the conditions of this Agreement or as subsequently agreed upon by parties pursuant to an amendment hereto. The Adviser has agreed to review the reports listed below within a reasonable time not to exceed five (5) business days and to report any errors or discrepancies therein to the Company or its designee:

          (a)    a current security position report;

          (b) a summary report of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order); and

          (c) a current cash position report (including cash available from portfolio sales and maturities and sales of a Fund's shares less cash needed for redemptions and settlement of portfolios purchases).

     Winsbury will perform reasonable corrections of any errors or discrepancies that are identified by the Adviser within a reasonable time not to exceed five
(5) business days following its receipt of such information from the Adviser or the Company.

     10.  RIGHTS OF OWNERSHIP.  All computer programs and procedures developed
          -------------------
by Winsbury at Winsbury's expense to perform services required to be provided by Winsbury under this Agreement are the property of Winsbury. All records and other data except such computer programs and procedures are the exclusive property of the Company and all such other records and data will be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason.

     11.  INFORMATION TO BE FURNISHED BY THE COMPANY AND FUNDS.  The Company has
          ----------------------------------------------------
furnished to Winsbury the following:

          (a) Copies of the Articles of Incorporation of the Company and of any amendments thereto, certified by the proper official of the state in which such Articles have been filed.

          (b)    Copies of the following documents:

                 (i)   The Company's By-Laws and any amendments thereto;

                 (ii) Certified copies of resolutions of the Board of Directors covering the approval of this Agreement, authorization of a specified officer of the Company to execute and deliver this Agreement and authorization for specified officers of the Company to instruct Winsbury thereunder.

          (c) A list of all the officers of the Company, together with specimen signatures of those officers who are authorized to instruct Winsbury in all matters.

          (d) Two copies of the Prospectuses and Statements of Additional Information for each Fund.

     12.  INFORMATION FURNISHED BY WINSBURY.  Winsbury has furnished to the
          ---------------------------------
Company the following:

          (a)   Winsbury's Articles of Incorporation.

          (b)   Winsbury's Bylaws and any amendments thereto.

          (c) Certified copies of actions of Winsbury covering the following matters:

                (i) Approval of this Agreement, and authorization of a specified officer of Winsbury to execute and deliver this Agreement;

                (ii) Authorization of Winsbury to act as fund accountant for the Company and to provide accounting services for the Company.

     13.  AMENDMENTS TO DOCUMENTS.  The Company shall furnish Winsbury written
          -----------------------
copies of any amendments to, or changes in, any of the items referred to in Section 8 hereof forthwith upon such amendments or changes becoming effective. In addition, the Company agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Company which might have the effect of changing the procedures employed by Winsbury in providing the services agreed to hereunder or which amendment might affect the duties of Winsbury hereunder unless the Company first obtains Winsbury's approval of such amendments or changes.

     14.  HEADINGS.  Paragraph headings in this Agreement are included for
          --------
convenience only and are not to be used to construe or interpret this Agreement.

     15.  ASSIGNMENT.  This Agreement and the rights and duties hereunder shall
          ----------
not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party.

     16. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Maryland.

     17.  COUNTERPARTS.   This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below all as of the day and year first above written.

[SEAL]                                      M.S.D. & T. FUNDS, INC.


                                            By: /s/ Leslie B. Disharoon
                                                -----------------------

                                            Title: President


[SEAL]                                      THE WINSBURY SERVICE CORPORATION


                                            By: [signature illegible]

                                            Title: Senior Vice President

                                  SCHEDULE A
                       TO THE FUND ACCOUNTING AGREEMENT
                   BETWEEN THE WINSBURY SERVICE CORPORATION
                          AND M.S.D. & T. FUNDS, INC.
                             DATED OCTOBER 1, 1993


NAME OF FUND
------------

Prime Money Market Fund

Government Money Market Fund

Tax-Exempt Money Market Fund

Value Equity Fund

Intermediate Fixed Income Fund

Maryland Tax-Exempt Bond Fund

Tax-Exempt Money Market Fund (Trust)

International Equity Fund


[SEAL]                                      M.S.D. & T. FUNDS, INC.


                                            By: /s/ Leslie B. Disharoon
                                                -----------------------

                                            Title: President

                                            Date: October 1, 1993


[SEAL]                                      THE WINSBURY SERVICE CORPORATION


                                            By: [signature illegible]
                                                ---------------------

                                            Title: Senior Vice President

                                            Date: October 1, 1993

                                  SCHEDULE B
                       TO THE FUND ACCOUNTING AGREEMENT
                   BETWEEN THE WINSBURY SERVICE CORPORATION
                          AND M.S.D. & T. FUNDS, INC.
                             DATED OCTOBER 1, 1993


Name of Fund                             Compensation
------------                             ------------

Prime Money Market Fund                  Annual rate of three one-hundredths of
                                         one percent (.03%) of the Prime Money
                                         Market Fund's average daily net assets

Government Money Market Fund             Annual rate of three one-hundredths of
                                         one percent (.03%) of the Government
                                         Money Market Fund's average daily net
                                         assets

Tax-Exempt Money Market Fund             Annual rate of four one-hundredths of
                                         one percent (.04%) of the Tax-Exempt
                                         Money Market Fund's average daily net
                                         assets

Value Equity Fund                        Annual rate of four one-hundredths of
                                         one percent (.04%) of the Value Equity
                                         Fund's average daily net assets

Intermediate Fixed Income Fund           Annual rate of four one-hundredths of
                                         one percent (.04%) of the Intermediate
                                         Fixed Income Fund's average daily net
                                         assets

Maryland Tax-Exempt Bond Fund            Annual rate of five one-hundredths of
                                         one percent (.05%) of the Maryland Tax
                                         Exempt Bond Fund's average daily net
                                         assets

Tax-Exempt Money Market Fund (Trust)     Annual rate of four one-hundredths of
                                         one percent (.04%) of the Tax-Exempt
                                         Money Market Fund's (Trust) average
                                         daily net assets

International Equity Fund                Annual rate of five one-hundredths of
                                         one percent (.05%) of the International
                                         Equity Fund's average daily net assets,
                                         with a minimum fee of $2000 per month

Multiple Classes of Shares:
--------------------------

Each class of shares within a Fund that maintains multiple classes of shares having different net asset values or paying different daily dividends are subject to a minimum annual fee of $10,000 per additional class.

                              M.S.D.& T. FUNDS, INC.


                              By: /s/ Leslie B. Disharoon
                                 -------------------------
                                  Title:  President
                              Date: October 1, 1993


                              THE WINSBURY SERVICE CORPORATION


                              By: [signature illegible]
                                 -----------------------
                                 Title: Senior Vice President

                              Date: October 1, 1993

                                  SCHEDULE C
                       TO THE FUND ACCOUNTING AGREEMENT
                   BETWEEN THE WINSBURY SERVICE CORPORATION
                          AND M.S.D. & T. FUNDS, INC.
                             DATED OCTOBER 1, 1993


          Account Valuation Balances - MF
          Amortization/Accretion by State
          Analysis of Cash Flow
          Broker Commissions Paid on Portfolio Transactions
          Broker Volumes
          Cash Balances
          Cash Disbursements Journal
          Cash Receipts Journal
          Detail Unsettled Fund Transactions at Quarter End
          Earned Amortization/Accretion
          Earned Income
          Earned Income Audit
          Equity Balances
          Expense Summary
          Form 13F
          General Ledger Detail Transaction Listing
          General Ledger Summary of Adjusting Entries
          General Ledger Summary Listing
          General Ledger Transaction Inquiry
          General Ledger Trial Balance
          Income Transaction Ledger
          Intercompany Transaction Report
          Investment Income Detail
          Investment Income Summary
          Investment Restriction Reports - Asset Group Exceptions Investment Restriction Reports - Quality Exceptions Investment Restriction Reports - Category Exceptions Investment Restriction Reports - Industry Exceptions Investment Restriction Reports - Issuer Exceptions Investment Restriction Reports - Outstanding Shares/Par
            Exceptions
          Maturity Range Cross Tabulation - By Asset Group
          Maturity Range Cross Tabulation - By Category
          Maturity Range Cross Tabulation - By State
          Maturity Schedule
          Municipal Interest by State
          Net Asset Value Reconciliation
          Options - Closed Positions
          Options - Open Positions
          Per-Share Income and Capital Changes
          Pricing Exception Report
          Portfolio Transactions with Entities Acting as Principals Portfolio Turnover
          Purchase Journal
          Rate Exchange Exception Report
          Report to the Board of Directors - Weekly Fund Activity
            Summary
          Report to the Board of Directors - Summary of Realized
           Gains/Losses
          Report to the Board of Directors - Summary of Purchases and
            Sales
          Sales Journal
          Schedule of Investments
          Schedule of Investments - Tax Lot Level
          Schedule of Investments Purchased, Sold, or Matured by
           Issuer
          Schedule of Investments Purchased, Sold or Matured by
           Security
          SEC Advertising Yield
          SEC Advertising Yield Security Income Detail Report
          Security Exposure
          Statement of Assets and Liabilities
          Statement of Changes in Net Assets
          Statement of Cash Flows
          Statement of Operations
          Summary of Broker Commissions
          Summary of Receivables/Payables
          Total Contracts Outstanding
          Unrealized Gain/Loss Report
          Unsettled Fund Transactions at Quarter End
          Valuation Comparison Report
          Wash Sales Report

INTERNATIONAL FUNDS:

          Aged Reclaim Receivable
          Currency Balances
          Earned Amortization/Accretion
          Earned Income
          Equity Holdings
          Foreign Security Holdings
          Income Journal
          Net Asset Value Reconciliation
          Purchases Journal
          Sales Journal
          Schedule of Investments - Position Level
          Schedule of Investments - Tax Lot Level
          Statement of Assets and Liabilities
          Statement of Changes in Net Assets
          Statement of Operations
          Statement of Realized Capital Gains and Losses
          Statement of 988 Gains and Losses
          Summary of Investments
          Summary of Receivables and Payables

                                      C-1